PRINCOR FINANCIAL SERVICES CORPORATION

                          The Principal Financial Group

                                 680 8th Street

                           Des Moines, Iowa 50392-0200

                            PRINCIPAL INVESTORS FUND

                             SELLING GROUP AGREEMENT

Princor Financial Services Corporation ("Princor", "We" or "Us") is the principal underwriter, as defined in the Investment Company Act of 1940, of the shares ("Shares") of the Principal Investors Fund, Inc. (the "Fund"), an open-end investment company incorporated in the state of Maryland. We understand that ("You") are a member of the National Association of Securities Dealers, Inc. ("NASD") and, on the basis of this understanding, invite you to become a member of the Selling Group to distribute Shares of the Fund according to the following terms and conditions:

1. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the NASD and agrees to abide by all Rules and Regulations of that Association, including the NASD Rules of Fair Practice. If you are a foreign dealer, not eligible for membership in the NASD, you still agree to abide by the Rules and Regulations of the NASD. Both parties agree to comply with all applicable state and federal laws, rules and regulations of the Securities and Exchange Commission ("SEC") and other authorized United States or foreign regulatory agencies. You further agree that you will not sell, offer for sale, or solicit Shares in any state where they have not been qualified for sale. You will solicit applications and sell Shares only in accordance with the terms and on the basis of the representations contained in the then current Prospectus, Statement of Additional Information and any supplemental information furnished by us.

2. You must represent that you are currently a member of the Securities Investors Protection Corporation ("SIPC") and, while this Agreement is in effect, will continue to be a member of SIPC. You agree to notify us immediately if your SIPC membership status changes.

3. Orders for Shares received from you and accepted by us will be at the current public offering price applicable to each order as established by the then current Fund Prospectus. The procedure relating to the handling of orders shall be subject to instructions that we shall forward to all Selling Group members. The Fund reserves the right to withdraw Shares from sale temporarily or permanently. All orders are subject to acceptance by us and the Fund and each reserve the right in our sole discretion to reject any order in whole or in part.

4. As a member of the Selling Group, you agree to purchase Shares only through us. Purchases through us shall be made only for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of Shares from the Fund except to cover purchase orders already received by us.

5. The Fund has adopted Distribution Plan(s) (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") for certain Classes of the Fund. Each Agreement defines services to be provided by Selling Group members for which they will be compensated pursuant to the Plan.

     (a) As a Selling Group member, you agree to provide distribution assistance and administrative support services in connection with the distribution of Shares to customers who may from time to time directly or beneficially own Shares, including but not limited to distributing sales literature, answering routine customer inquiries regarding the Fund, assisting in the establishment and maintenance of accounts in the Fund and in the processing of the purchase and redemption of Shares, making the Fund's investment plans and dividend options available, and providing such other information and services in connection with the distribution of the Fund Shares as may be reasonably requested from time to time.

     (b) For such services, you will be compensated in accordance with attached Schedule A.

     (c) The Plan may be terminated at any time without payment of any penalty by the Fund in accordance with the rules governing such plans promulgated by the SEC.

     (d) The provisions of the Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

6. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

7. You agree to sell Shares only to (a) your customers at the public offering price then in effect; or (b) us as agent for the Fund or to the Fund itself at the redemption price, as described in the Fund's then current Prospectus or Statement of Additional Information.

8. Settlement shall be made promptly, but in no case later than three (3) business days after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at our option, to resell the Shares to the Fund at the then prevailing offering price in which latter case you agree to be responsible for any loss resulting to the Fund or to us from your failure to make payment as stated.

9. If any Shares sold to you under the terms of this agreement are repurchased by the Fund or by us as agent, or are tendered to the Fund for redemption within seven (7) business days after the date of our confirmation to you of the original purchase order therefor, you agree to pay forthwith to us the full amount of the commission allowed to you on the original sale. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

10. All sales will be subject to receipt of Shares by us from the Fund. We reserve the right in our discretion, without notice to you, to suspend sales or withdraw the offering of Shares entirely, or to modify or cancel this Agreement, which shall be construed in accordance with the laws of the State of Iowa. All sales shall be subject to the terms and provisions set forth in the Fund's then current Prospectus.

11. No person is authorized to make any representation concerning the Fund or its Shares except those contained in the then current Prospectus, Statement of Additional Information or any such information as may be released by the Fund as information expressly supplemental to such Prospectus or Statement of Additional Information. In purchasing Shares through us you shall rely solely on the representations contained in the then current Prospectus, Statement of Additional Information and supplemental information previously mentioned.

12. Additional copies of any Prospectus, Statement of Additional Information or supplemental information issued by us will be supplied by us to Selling Group members in reasonable quantities upon request.

13. In no transaction shall you have any authority whatsoever to act as agent of the Fund or of us or of any other Selling Group member. Nothing in this agreement shall constitute either party the agent of the other or constitute you or the Fund the agent of the other. In all transactions in the Shares between you and us, we are acting as agent for Fund and not as principal.

14. All communications to us shall be sent to 711 High Street, Des Moines, Iowa 50392-0200. Any notice to you shall be duly given if mailed or electronically sent to you at your address as registered from time to time with the NASD.

15. This agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or not.

16. We reserve the right, from time to time, to modify the sales commission you are entitled to receive under paragraph 5.

17. You agree to indemnify the Fund and us and to hold the Fund and us harmless from any damages or expenses resulting from any wrongful act or omission, not in compliance with this Agreement by you or any of your employees, representatives or agents.

18. The parties to this Agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it, or (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations thereunder.

19. This agreement shall become effective upon receipt by us of a signed copy hereof, and shall supersede any and all prior Selling Group Agreements relating to Fund Shares. All amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth in the notice of amendment sent to you by the undersigned.

20. No obligation not expressly assumed by us in this Agreement shall be implied.

21. This Agreement is in all respects subject to Section 26 of the Rules of Fair Practice of the NASD that shall control any provisions to the contrary in this Agreement.

22. If the foregoing represents your understanding, please so indicate by signing in the proper space below.


                     PRINCOR FINANCIAL SERVICES CORPORATION

                     By:___________________________________

                     Title:________________________________



We accept the offer set forth above, which constitutes a Selling Group Agreement with us.

BY:
____________________________________________________
         Signature

____________________________________________________
         Please type or print name

TITLE:______________________________________________

MEMBER:_____________________________________________

ADDRESS:____________________________________________

DATE:_______________________________________________


Please sign the Selling Group Agreement in duplicate and return both copies to Princor Financial Services Corporation. We will return an original executed copy for your files.